UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

April 3, 2003

BIG CITY RADIO, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

000-13715

13-3790661

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1888 Century Park East, Suite 212, Los Angeles, CA		90067
(Address of Principal Executive Offices)		(Zip Code)

(310) 556-2489

(Registrant’s telephone number, include area code)

BIG CITY RADIO, INC.

ITEM 2. ACQUISITIONS OR DISPOSITIONS OF ASSETS

On April 3, 2003, the Company issued a press release announcing that it had closed its previously announced sale of its four New York area radio stations to Nassau Broadcasting Holdings, Inc. for $43.0 million in cash.  On April 7, 2003, the Company issued a press release announcing that it had closed on its previously announced sale of radio stations WDEK-FM (licensed to De Kalb, Illinois), WKIE-FM (licensed to Arlington Heights, Illinois) and WKIF-FM (licensed to Kankakee, Illinois) to Spanish Broadcasting System of Illinois, Inc., for approximately $22 million in cash.  On April 17, 2003 the Company issued a press release announcing that it had closed on its previously announced sale of its three FM radio stations (KSSC-FM, KSSD-FM and KSSE-FM) serving the greater Los Angeles market to Entravision Communications Corporation for $100 million in cash and 3.77 million shares of Entravision’s Class A Common Stock.  The above referenced press releases are attached hereto as Exhibits 99.1, 99.2 and 99.3, respectively, and are incorporated herein by reference.

Further information regarding the sales described in the Press Releases are set forth in the Company’s Joint Information Statement/Prospectus, dated March 18, 2003 (the “Information Statement”) which is incorporated herein by reference as Exhibit 99.4.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)                                  The Information Statement attached hereto as Exhibit 99.4 and incorporated herein by reference includes the Pro Forma Financial Information required by this item.

(b)                               Exhibits

EXHIBIT NO.	DESCRIPTION
99.1	Press Release dated April 3, 2003
99.2	Press Release dated April 7, 2003
99.3	Press Release dated April 17, 2003
99.4

Big City Radio, Inc. Joint Proxy Statement/Prospectus, dated March 18, 2003 (incorporated by reference from Amendment No. 1 to the Registration Statement on Form S-4, Registration No. 333-102553  filed by Entravision Communications Corporation on March 18, 2003)

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:   April 18, 2003

BIG CITY RADIO, INC.

By:	/s/ Paul R. Thomson

Paul R. Thomson

Vice President, Chief Financial

Officer & Treasurer

EXHIBIT INDEX

Exhibit No.

Description of Exhibits

99.1	Press Release dated April 3, 2003
99.2	Press Release dated April 7, 2003
99.3	Press Release dated April 17, 2003
99.4

Big City Radio, Inc. Joint Proxy Statement/Prospectus, dated March 18, 2003 (incorporated by reference from Amendment No. 1 to the Registration Statement on Form S-4, Registration No. 333-102553  filed by Entravision Communications Corporation on March 18, 2003)